CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds) of

i.

our reports dated April 28, 2020 relating to the financial statements and financial highlights, which appear in Invesco High Yield Municipal Fund, Invesco Intermediate Term Municipal Income Fund, Invesco Limited Term Municipal Income Fund and Invesco Municipal Income Fund’s Annual Reports on Forms N-CSR for the year ended February 29, 2020.

ii.

our report dated April 28, 2020, relating to the financial statements and financial highlights, which appears in Invesco Oppenheimer Municipal Fund’s Annual Report on Form N-CSR for the eleven months ended February 29, 2020;

iii.

our reports dated October 14, 2019 and April 28, 2020, relating to the financial statements and financial highlights, which appear in Invesco Oppenheimer Rochester® AMT-Free Municipal Fund, Invesco Oppenheimer Rochester® California Municipal Fund, Invesco Oppenheimer Rochester® High Yield Municipal Fund, Invesco Oppenheimer Rochester® Limited Term California Municipal Fund, Invesco Oppenheimer Rochester® New Jersey Municipal Fund, Invesco Oppenheimer Rochester® Pennsylvania Municipal Fund’s Annual Reports on Form N-CSR for the year ended July 31, 2019 and the seven months ended February 29, 2020, respectively;

iv.

our reports dated November 26, 2019 and April 28, 2020, relating to the financial statements and financial highlights, which appear in Invesco Oppenheimer Rochester® AMT-Free New York Municipal Fund’s Annual Reports on Form N-CSR for the year ended September 30, 2019 and the five months ended February 29, 2019, respectively;

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm,” “Financial Highlights,” and “Financial Statements” in such Registration Statements.

/s/PricewaterhouseCoopers LLP

Houston, Texas

June 26, 2020